Exhibit 23.6

Imperial Garden & Resort, Inc.

106 Zhouzi Street, 4th Floor, 4E

Rouhu District, Taipei, 11493

Taiwan (Republic of China)

Consent of Independent Certified Public Accounting Firm (Taiwan)

We consent to the use in this Amended Registration Statement on Form F-1 of our summary of Taiwan transaction tax rules and Taiwan laws relating to income taxation on the equity investment in Imperial Garden & Resort, Inc. (the “Company”), a BVI business company.

/s/ Kao Chi-Hsiung
Da Hon CPA Office
164 Fuxing N. Ave., Building 9 Suite 100
Taipei, Republic of China
December 28, 2016